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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
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                                  EPIMMUNE INC.
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Filed by Epimmune Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended.

                   EPIMMUNE AND ANOSYS ANNOUNCE PLANS TO MERGE

SAN DIEGO, FEBRUARY 13, 2003 - EPIMMUNE INC. (NASDAQ: EPMN), and ANOSYS, INC. today announced that they have preliminarily agreed to merge their operations to create a combined company focused on the field of immunotherapeutics and products for the treatment of cancer and infectious diseases. The all-stock transaction is subject to the parties entering into a definitive merger agreement, approval by the shareholders of both companies, obtaining commitments for capital resources to fund the combined company's operations and various other conditions that must be satisfied prior to closing the merger. Epimmune also announced that it had withdrawn its S-1 registration statement for the sale of 7,250,000 shares of its common stock which had been previously filed on October 24, 2002 and amended on November 6, 2002.

"By combining our epitope technology with Anosys' exosome delivery technology we will create a company with significant expertise and broad intellectual property around activating antigen-specific immune responses, especially in the area of cancer vaccines," said Dr. Emile Loria, president and CEO of Epimmune. "The combined company will have an expanded array of product-focused programs with ongoing Phase I/II clinical trials for therapeutic vaccines in HIV, lung and colorectal cancer and clearance to begin Phase II therapeutic vaccine trials in lung cancer and melanoma. In addition to these internal development programs, we will have several partnered and sponsored programs. The combined company will also have a premier group of stockholders including Aventis, BankInvest, Genencor International, Kirin, Schroder Ventures Life Sciences/International Biotechnology Trust and the State of Wisconsin Investment Board."

"This planned merger will take advantage of the strong synergies between Epimmune and Anosys and will be a logical extension of our earlier licensing arrangement," said Jean-Bernard LePecq, Ph.D., CEO of Anosys. "We believe this merger will also provide us with the critical mass that is required in the biotech industry today."

The newly formed entity will be headquartered in San Diego with additional manufacturing facilities in Menlo Park, California and Evry, France.

ABOUT EPIMMUNE INC.

Epimmune Inc., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections, such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. For more information on Epimmune, visit www.epimmune.com.

ABOUT ANOSYS, INC.

Anosys is developing innovative therapeutic vaccines for the treatment of cancer, infectious and autoimmune diseases. Anosys' healthcare products are designed based on a pioneering approach using exosomes, which represent a new paradigm in the understanding of intercellular communication. Exosomes from immune cells are small vesicles that contain all the known components required to activate the major innate and cellular immune responses necessary to fight disease. Exosomes can be genetically engineered to express a variety of proteins on their surface that can be used for multiple purposes, including generation of monoclonal antibodies and specific targeting of proteins to tissues and vaccines. Anosys has received clearance from the FDA to begin Phase II therapeutic vaccine trials in lung cancer and melanoma.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED MERGER WITH ANOSYS

Epimmune will file a proxy statement concerning its proposed merger with Anosys with the SEC. Investors and security holders are advised to read the proxy statement related to the proposed merger, because it will contain important information related to the merger. Investors and security holders may obtain a free copy of the proxy statement (when it
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is available) and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to the Company's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Epimmune with respect to Epimmune's proposed merger with Anosys. Information regarding such executive officers and directors is included in Epimmune's Proxy Statement for its 2002 Annual Meeting of Stockholders filed with the SEC on April 29, 2002. This document is available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders may obtain additional information about the interests of the executive officers and directors of Epimmune in Epimmune's proposed merger with Anosys by reviewing the proxy statement related to the merger once it has been filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect Epimmune's management's current views of future events, including statements regarding the potential closing of the merger of the Company with Anosys and the advantages of combining Epimmune and Anosys into one company. Actual results may differ materially from the above forward-looking statements due to a number of important factors such as risks associated with the Company's ability to develop pharmaceutical products using epitopes, the risk that Epimmune and Anosys may not enter into a definitive merger agreement, that even if Epimmune and Anosys enter into a definitive merger agreement, that the merger may not close due to a number of reasons, including but not limited to, Epimmune or Anosys not obtaining shareholder approval of the transaction or not obtaining commitments for capital resources, and the risk that combining Epimmune and Anosys may not result in a stronger company and that the technologies of the two companies may not be compatible. These factors as they relate to Epimmune are more fully discussed in Epimmune's periodic reports and other filings with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

                                  END OF FILING